SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 20, 1998


                           FLEET FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                  RHODE ISLAND
                 (State or other jurisdiction of incorporation)


                                1-6366 05-0341324
           (Commission File Number) (IRS Employer Identification No.)


                 One Federal Street, Boston, Massachusetts 02110
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 346-4000



          (Former name or former address, if changed since last report)



Item 5.   Other Events.

          On November 23, 1998, Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet") and Fleet Capital Corporation ("Fleet Capital"), a Rhode Island corporation and an indirect, wholly-owned subsidiary of Fleet, announced that they have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with The Sanwa Bank, Limited ("SBL"), pursuant to which Fleet Capital agreed to purchase all of the outstanding capital stock of Sanwa Business Credit Corporation ("SBCC") from SBL. SBCC had loans and leases as of September 30, 1998 of $6.9 billion, with earnings of $40.3 million and $62.0 million for the nine months ended September 30, 1998 and the twelve months ended December 31, 1997, respectively. SBCC, with approximately 750 employees and 18 offices nationwide, creates a $16 billion leasing and commercial finance business at Fleet, with various specialties and geographic exposures. The transaction is expected to close in the first quarter of 1999 and will be accounted for under the purchase accounting method.

Item 7.   Financial Statements and Other Exhibits.

          Exhibit No. Description

          Exhibit 99(a) Press Release Reporting Acquisition of Sanwa Business Credit Corporation dated November 23, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Fleet has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                          FLEET FINANCIAL GROUP, INC.



                                          By:/s/William C. Mutterperl
                                                --------------------------------
                                                William C. Mutterperl
                                                Secretary and General Counsel


Date:  November 23, 1998